For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Third Quarter 2009 Financial Results

•	Quarterly revenue increases 15% from prior year and 8% sequentially
•	Record EBITDA per share of $0.12 in third quarter
•	Record EPS of $0.05 for third quarter

NEW YORK, NY – November 5, 2009 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the third quarter ended September 30, 2009.

Revenue

Revenue for the third quarter was $22.3 million, a 15% increase from the third quarter of 2008, and an 8% sequential increase as compared to the second quarter of 2009. Revenue from business operations for the third quarter was $19.1 million, a 14% increase as compared to the third quarter of 2008 and an 8% increase as compared to the second quarter of 2009.  Revenue from consumer operations for the third quarter was $3.1 million, a 9% sequential increase as compared to the second quarter of 2009, and an 18% increase as compared to the prior year quarter.

“We exceeded our own expectations for both revenue and earnings in the third quarter, as many of our key operating metrics improved markedly as compared to the first half of 2009,” CEO Robert LoCascio said. “Strong revenue growth from both consumer and business operations coupled with record earnings indicates that we are managing effectively through a challenging economic environment.  We are winning more deals against our competition, our sales pipeline continues to strengthen and we are seeing ever larger companies committing more resources to our hosted online solutions.”

Customer Expansion

LivePerson added thirteen new enterprise clients in the quarter, including:

•	Two of the five largest US retailers
•	A leading provider of spoken digital audio products
•	The leading provider of hosted payment solutions for higher education
•	Flagstar Bank
•	Touchstone Health, a leading HMO, and
•	A leading US-based managed healthcare company

The Company expanded business with

•	One of the world’s largest telecommunication service providers
•	T-Mobile UK
•	ShopNBC, and
•	a global leader in personal computers and mobile audio devices

Net Income

Net income for the third quarter of 2009 was $2.3 million or $0.05 per share as compared to net income of $0.4 million or $0.01 per share in the third quarter of 2008, and $1.1 million or $0.02 per share in the second quarter of 2009.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the third quarter of 2009 was $3.9 million or $0.08 per share, as compared to $2.1 million or $0.04 per share in the comparable period in 2008, and $2.8 million or $0.06 per share in the second quarter of 2009.

EBITDA for the third quarter of 2009 was $6.2 million or $0.12 per share, as compared to $2.7 million or $0.05 per share in the third quarter of 2008, and $4.4 million or $0.09 per share in the second quarter of 2009.

Cash

The company’s cash balance was $36.5 million at September 30, 2009 as compared to $31.3 million as of June 30, 2009.  The company generated $4.3 million of cash from operations in the third quarter.  Also during the third quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $0.8 million.

Financial Expectations

Fourth Quarter 2009
•	Revenue of $23.4 - $23.7 million
•	EBITDA of $0.10 - $0.12 per share
•	Adjusted net income per share of $0.06 - $0.07
•	GAAP EPS of $0.03 - $0.04
•	Fully diluted share count of approximately 50 million

Full Year 2009
•	Revenue of $86.1 - $86.4 million
•	EBITDA of $0.42 - $0.44 per share
•	Adjusted net income per share of $0.26 - $0.27
•	GAAP EPS of $0.13 - $0.14
•	Fully diluted share count of approximately 49 million

Other Full Year 2009 Assumptions

•	Amortization of intangibles of approximately $2.0 million
•	Stock-compensation expense of approximately $4.7 million
•	Depreciation of approximately $3.3 million
•	Effective tax rate of approximately 45%
•	Cash tax rate of approximately 25%
•	Capital expenditures of approximately $7.0 - $8.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q3 2009
Cost of revenue	$213
Product development	356
Sales and marketing	361
General and administrative	281
Total	$1,211

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q3 2009
Cost of revenue	$307
General and administrative	118
Total	$425

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$22,262	$19,375	$62,722	$55,048

Operating expenses:
Cost of revenue	5,495	5,226	15,007	15,346
Product development	3,109	3,299	8,949	9,876
Sales and marketing	6,535	6,624	19,947	18,864
General and administrative	3,312	3,399	9,991	10,034
Amortization of intangibles	118	352	662	1,134
Total operating expenses	18,569	18,900	54,556	55,254

Income (loss) from operations	3,693	475	8,166	(206)

Other income (expense), net	90	(44)	50	145

Income (loss) before provision for (benefit from) income taxes	3,783	431	8,216	(61)

Provision for (benefit from) income taxes	1,516	21	3,544	(68)

Net income	$2,267	$410	$4,672	$7

Basic net income per common share	$0.05	$0.01	$0.10	$0.00

Diluted net income per common share	$0.05	$0.01	$0.10	$0.00

Weighted average shares outstanding used in basic net
income per common share calculation	47,968,777	47,229,252	47,684,047	47,433,924

Weighted average shares outstanding used in diluted net
income per common share calculation	49,683,730	48,678,016	48,553,525	49,064,151

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income in accordance with generally
accepted accounting principles	$2,267	$410	$4,672	$7
Add/(less):
(a) Amortization of intangibles	425	659	1,583	2,055
(b) Stock-based compensation	1,211	1,014	3,491	3,178
(c) Depreciation	822	526	2,448	1,324
(d) Provision for (benefit from) income taxes	1,516	21	3,544	(68)
(e) Other (income) expense, net	(90)	44	(50)	(145)
EBITDA (1)	$6,151	$2,674	$15,688	$6,351
Diluted EBITDA per common share	$0.12	$0.05	$0.32	$0.13

Weighted average shares used in diluted EBITDA
per common share	49,683,730	48,678,016	48,553,525	49,064,151

Net income in accordance with generally
accepted accounting principles	$2,267	$410	$4,672	$7
Add:
(a) Amortization of intangibles	425	659	1,583	2,055
(b) Stock-based compensation	1,211	1,014	3,491	3,178
Adjusted net income	$3,903	$2,083	$9,746	$5,240
Diluted adjusted net income per common share	$0.08	$0.04	$0.20	$0.11

Weighted average shares used in diluted adjusted net income
per common share	49,683,730	48,678,016	48,553,525	49,064,151

EBITDA	$6,151	$2,674	$15,688	$6,351
Add/(less):
(a) Changes in operating assets and liabilities	(825)	(170)	(14)	(338)
(b) Provision for doubtful accounts	30	-	30	68
(c) (Provision for) benefit from income taxes	(1,516)	(21)	(3,544)	68
(d) Deferred income taxes	338	211	636	(39)
(e) Other income (expense), net	90	(44)	50	145
Net cash provided by operating activities	$4,268	$2,650	$12,846	$6,255

(1)  Earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited
	September 30, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$36,486	$25,500
Accounts receivable, net	10,442	7,574
Prepaid expenses and other current assets	2,545	1,706
Deferred tax assets, net	812	1,772
Total current assets	50,285	36,552

Property and equipment, net	8,986	7,473
Intangibles, net	3,211	4,319
Goodwill	23,906	24,388
Deferred tax assets, net	7,654	7,330
Deferred implementation costs	134	147
Security deposits	321	349
Other assets	1,617	1,390
Total assets	$96,114	$81,948

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,739	$3,555
Accrued expenses	10,103	9,088
Deferred revenue	4,670	3,985
Total current liabilities	19,512	16,628

Deferred revenue, net of current	449	347
Other liabilities	1,617	1,390
Total liabilities	21,578	18,365

Commitments and contingencies

Total stockholders' equity	74,536	63,583
Total liabilities and stockholders' equity	$96,114	$81,948

About LivePerson
LivePerson is a provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.